UNITED STATES
SECURITIES

AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 24, 2022

Date of Report (date of earliest

event reported)
CROSSFIRST BANKSHARES, INC.

(Exact name of registrant

as specified in its

charter)
Kansas
001-39028
26-3212879
(State or other jurisdiction of
incorporation or organization)
(Commission File Number) (I.R.S. Employer Identification No.)
11440 Tomahawk Creek Parkway
Leawood
Kansas
(Address of Principal Executive Offices)
66211
(Zip Code)
(
913
)
312-6822

Registrant's telephone

number, including area code
N/A
(Former name or former address,

if changed since

last report.)
Check the appropriate

box below if the Form 8-K

filing is intended to simultaneously

satisfy the filing obligation of

the registrant under
any of the following provisions

(see General Instruction A.2. below):
☐

Written communications

pursuant to Rule 425 under

the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant

to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)
☐
Pre-commencement communications

pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications

pursuant to Rule 13e-4(c) under

the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant

to Section 12(b) of the Act:

Title of each class Trading Symbol(s)
Name of each exchange

on which registered
Common Stock, par value $0.01 per share
CFB
The Nasdaq Stock Market LLC
Indicate by check mark

whether the registrant is an

emerging growth company

as defined in Rule 405

of the Securities Act of 1933
(§230.405 of this chapter)

or Rule 12b-2 of the Securities

Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☒
If an emerging growth

company, indicate by check

mark if the registrant has elected not

to use the extended transition

period for
complying with any

new or revised financial accounting

standards provided pursuant

to Section 13(a) of the Exchange Act.
☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain
Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Articles

of Incorporation, as amended (the

"Charter"), of CrossFirst

Bankshares, Inc. (the "Company"),

the
Company's Board of Directors

(the "Board") is divided into three

classes, as nearly equal

in number as possible, designated:
Class I, Class II and Class

III. Due to changes in composition

of the Board, the Board consisted

of five Class I directors

(with
a term expiring in 2024), four Class

II directors (with a

term expiring in 2022), and six

Class III directors

(with a term
expiring in 2023).

In an effort to ensure that the Company's

Board consists of three

classes divided as nearly equal as
possible, on February 24,

2022, Lance Humphreys, resigned

as a Class III

director, effective immediately, and was
immediately reappointed as a

Class

II director for a term expiring at

the Company's 2022 annual

meeting of stockholders.
The resignation and reappointment

of Mr. Humphreys was effected solely to satisfy

provisions of the Company's

Charter in
order to rebalance the Board

classes, and for all other

purposes, including vesting and

other compensation matters,

Mr.
Humphreys' service

on the Board is deemed to have continued

uninterrupted.

Mr. Humphreys remains chair of the

Board's
Corporate Governance and Nominating

Committee and a member

of the Board's Compensation

Committee.
Item 9.01.

Financial Statements and Exhibits.
(d)

Exhibits

104

Cover Page Interactive Data

File (embedded within the Inline XBRL

document)

SIGNATURE
Pursuant

to the

requirements

of the

Securities

and

Exchange

Act

of 1934,

the

Registrant

has

duly

caused

this report

to be

signed

on

its
behalf by the undersigned

hereunto duly authorized.
Date: March 1, 2022 CROSSFIRST BANKSHARES, INC.
By: /s/ Benjamin R. Clouse
Benjamin R. Clouse
Chief Financial Officer